AGREEMENT OF PURCHASE AND SALE


         THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement) is dated as of the 14th day of May, 1998 by and between DICTAPHONE CORPORATION, a Delaware corporation, ("Seller"), at the address of 3191 Broadridge Avenue, Stratford, Connecticut 06497; and STRATFORD CT BUSINESS TRUST, a Delaware business trust (the "Purchaser"), at the address of c/o U.S. Realty Advisors, Inc., 1370 Avenue of the Americas, New York, New York 10019.


                                    RECITALS

         A. Seller owns that certain parcel of real property located in Stratford, Connecticut more particularly described herein, which Seller desires to sell to Purchaser.

         B. Purchaser and Seller desire to enter into this Agreement pursuant to which Purchaser will buy and Seller will sell the Purchased Assets, as defined below, and the other assets hereinafter described.


                                   AGREEMENTS

         In consideration of the purchase price, the promises and covenants contained herein, the parties hereto, hereby agree as follows:

          1. DEFINITIONS:

                  A. ACCEPTANCE DATE. "Acceptance Date" means the date upon which this Agreement is signed by both Seller and Purchaser.

                  B. APPRAISAL. "Appraisal" means the appraisal obtained by Purchaser, at Seller's expense, for each of the Purchased Assets.

                  C. CLOSING. "Closing" means the consummation of the purchase of the Purchased Assets (defined below) as contemplated by Section 12 of this Agreement.

                  D. CONSENT. "Consent" shall mean that certain Assignment of Master Lease and Guaranty Consent Agreement, dated as of the date hereof, among Seller, Purchaser and Purchaser's Lender.

                  E. DUE DILIGENCE DOCUMENTS. "Due Diligence Documents" shall have the meaning set forth in Section 8(A).


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


                  F. MASTER LEASE. "Master Lease" means the lease to be executed at the Closing between Tenant, as lessee, and Purchaser, as lessor, with respect to all of the Purchased Assets, the form of which is attached hereto as EXHIBIT B.

                  G. PERMITTED EXCEPTIONS. "Permitted Exceptions" means the exceptions relating to title as more particularly described in Section 10(E) below.

                  H. PROJECT. "Project" shall mean a Real Property with the Improvements located thereon.

                  I. PURCHASED ASSETS. "Purchased Assets" means the Project (Real Property, Improvements and FF&E) as more particularly described in Section 3 below, which is purchased by Purchaser pursuant to the terms of this Agreement.

                  J. PURCHASE PRICE. "Purchase Price" means the price payable for the purchase of the Purchased Assets as more particularly set forth in
Section 5 below.

                  K. PURCHASER'S LENDER. "Purchaser's Lender" means the lender engaged by Purchaser to finance a portion of the Purchase Price.

                  L. REAL PROPERTY. "Real Property" means that certain parcel of real property located in Stratford, Connecticut described on EXHIBIT A attached hereto and incorporated herein, together with all easements, rights-of-way, privileges and appurtenances to all of such parcels.

                  M. SELLER COSTS. "Seller Costs" means the costs actually incurred by Seller in connection with the closing of the transaction as contemplated by Section 12(D)(1) of this Agreement.

                  N. TENANT. "Tenant" shall mean Dictaphone Corporation.

                  O. TITLE COMPANY. "Title Company" means Commonwealth Land Title Insurance Company.

          2. AGREEMENT. Subject to the terms and conditions set forth in this Agreement, Seller will sell and convey to Purchaser and Purchaser will purchase from Seller at the Purchase Price and upon the terms and conditions set forth in this Agreement the Purchased Assets more particularly described in Section 3 below.

          3. PROPERTY TO BE SOLD. The Purchased Assets to be purchased and sold (free and clear of all liens, claims, pledges and encumbrances, subject only to the Permitted Exceptions) are as follows:

                  A. REAL PROPERTY. Fee simple title to the Real Property.


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


                  B. IMPROVEMENTS. All improvements now or hereafter located in, upon, and under the Real Property, including without limitation, all buildings, utilities systems, landscaping and lighting facilities, but excluding Tenant's Personal Property (as defined in the Master Lease) (collectively, the "Improvements").

                  C. FF&E. All fixtures and equipment located in, upon, and under the Real Property, excluding only Tenant's Personal Property, as such term is defined in the Master Lease (the "FF&E").

          4. INTENTIONALLY OMITTED.

          5. PURCHASE PRICE. The total Purchase Price for the Purchased Assets shall be FOURTEEN MILLION and 00/100 Dollars ($14,000,000); plus all Purchaser Costs (if allowed as an addition pursuant to the provisions of Section 12(D)). The Purchase Price shall be payable by Purchaser at Closing via federal wire transfer, which amount shall be adjusted for closing costs as provided herein and in Section 12 below.

          6.  SELLER'S  WARRANTIES  AND   REPRESENTATIONS.   Seller  represents,
warrants and agrees that the following are true and correct on the Acceptance Date of this Agreement and will be true and correct on and as of Closing:

                  A. AUTHORITY. At Closing, Seller will be the sole owner of the Purchased Assets and will possess all right, authority, and power to execute and perform under this Agreement, the Master Lease, the Consent and the other documents executed and delivered by Seller in connection with this transaction. This Agreement, the Master Lease, the Consent and the other documents executed and delivered by Seller in connection with this transaction have been duly executed by Seller and are enforceable against Seller in accordance with their terms, and Seller will convey good and marketable title to the Purchased Assets to Purchaser at Closing, free and clear of all liens, claims, pledges and encumbrances arising by, through and under Seller, except for the Permitted Exceptions.

                  B. TITLE. Seller is the sole owner of all the Purchased Assets and has not assigned, pledged, transferred, leased or otherwise encumbered Seller's interest in the Purchased Assets. Seller shall be able to and will transfer to Purchaser at Closing good and marketable title to the Purchased Assets, free and clear of all liens, claims, pledges and encumbrances arising by, through and under Seller, other than the Permitted Exceptions.

                  C. TAXES. Subject to Section 12(C), Seller has paid, or will pay when due after Closing, in full all taxes and special assessments on the Purchased Assets that have become due and payable through the date of the Closing, and the Purchased Assets will not be subject to any lien for payment of taxes, other than general property and personal property taxes and assessments and other taxes constituting a lien not yet payable.


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


                  D. NO VIOLATIONS. Neither execution and delivery of this Agreement, the Master Lease nor the Consent nor the consummation of the transactions hereby contemplated, nor performance of the covenants and obligations on the part of Seller to be performed hereunder, under the Master Lease nor under the Consent nor the fulfillment of the terms hereof, under the Master Lease nor under the Consent are restricted by, will conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration by the other parties thereto) under or require the consent of any person under any of the terms, conditions or provision of any agreement to which Seller is a party, or any order, writ, injunction, decree, statute, rule or regulation applicable to Seller.

                  E. LITIGATION AND CLAIMS. There are no material actions, suits or proceedings by any governmental or quasi-governmental entity or any other person or entity, pending or, to the best knowledge of Seller, threatened against any part of the Purchased Assets.

                  F. COMPLIANCE WITH LAW. To Seller's best knowledge and belief, Seller is in possession of all governmental licenses, permits and easements necessary or required to own and operate the Projects. Such licenses, permits and easements are in full force and effect and Seller as received no written notice that a violation exists in respect of any such license, permit or easement.

                  G. ZONING. The Real Property upon which each of the Projects is located is currently zoned to allow the use of the Project as a an office property.

                  H.  INSURANCE.   Seller  presently  causes  to  be  maintained
policies of insurance with respect to the Purchased Assets, which policies meet all of the requirements under any existing mortgage and under the Master Lease.

                  I. BANKRUPTCY. There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or, to the best knowledge of Seller, threatened against Seller or Tenant. Each of Tenant and Seller is solvent and will not be rendered insolvent by virtue of the transactions contemplated by this Agreement.

                  J. NON-FOREIGN STATUS. Seller is not a "foreign person" as defined in section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

          7. PURCHASER'S REPRESENTATIONS AND WARRANTIES AND ACKNOWLEDGMENT.

                  A. REPRESENTATIONS AND WARRANTIES. Purchaser represents, warrants and agrees that on the Acceptance Date of this Agreement and on and as of Closing, Purchaser will have all right, power and authorization to execute and perform under this Agreement, the Master Lease, the Consent and the other
documents   executed  and  delivered  by  Purchaser  in  connection


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

with this transaction. Purchaser further represents, warrants and agrees that this Agreement, the Master Lease, the Consent and the other documents executed and delivered by Purchaser in connection with this transaction have been duly executed by Purchaser and are enforceable against Purchaser in accordance with their terms.

                  B. NO VIOLATIONS. Neither execution and delivery of this Agreement, the Master Lease nor the Consent nor the consummation of the transactions hereby contemplated, nor performance of the covenants and obligations on the part of Purchaser to be performed hereunder, under the Master Lease nor under the Consent nor the fulfillment of the terms hereof, under the Master Leaser nor under the Consent are restricted by, will conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration by the other parties thereto) under or require the consent of any person under any of the terms, conditions or provision of any agreement to which Purchaser is a party, or any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser.

                  C. BANKRUPTCY. There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or, to the best knowledge of Purchaser, threatened against Purchaser. Purchaser is solvent and will not be rendered insolvent by virtue of the transactions contemplated by this Agreement.

          8. PURCHASER'S INSPECTION OF THE PURCHASED ASSETS.

                  A. DELIVERY OF DOCUMENTS. Seller hereby represents that it has provided copies of the following documents, if any, in Seller's possession, as they relate to the Purchased Assets, for Purchaser's review:

                     (1) Copy of existing plans and specifications, and copy of existing location maps;

                     (2)  Audited financial statements for Tenant;

                     (3) Environmental studies or reports (Phase 1) for the Purchased Assets completed within six months of the date of this Agreement, certified to Purchaser and its assigns, and to Purchaser's Lender;

                     (4) A Survey for the Real Property completed within six months of the date of this Agreement as specified in
                          Section 9 below, certified (in form acceptable to Purchaser's Lender) to Purchaser and its assigns, and to Purchaser's Lender;

                     (5)  A  Title   Commitment   for  the  Real   Property   in
                          conformance with Section 10(B) below; and


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

                     (6)  An engineering and property condition report.

The documents referred to this Section 8(A) shall be referred to as the "Due Diligence Documents". The cost of the Due Diligence Documents shall be a Seller Cost, and shall be added to the Purchase Price at Closing if allowed under the provisions of Section 12(D).

                  B. PURCHASER'S ACCESS TO THE PURCHASED ASSETS. Seller covenants and agrees that from and after the Acceptance Date until Closing or earlier termination of this Agreement, Purchaser and its lenders, contractors, agents and/or employees, at the sole expense of Purchaser, may enter upon any portion of the Real Property from time to time during reasonable business hours, without any disruption of the normal conduct of Seller's business in or construction activities on, the Real Property, and with reasonable prior notice to Seller for the purposes of inspection (mechanical, structural and otherwise), making surveys and test, staking and obtaining topographical information, including environmental testing and examination of title and operating condition of the Purchased Assets. Except as otherwise provided herein, all such inspections and tests shall be at Purchaser's sole cost and expense. In addition, Purchaser hereby agrees to indemnify, defend and hold Seller harmless from any and all losses, liabilities, claims, expenses, costs, damages and mechanics' liens which may be brought or which may be filed against the Purchased Assets or any portion thereof by reason of the performance of any of the acts herein mentioned by Purchaser or Purchaser's agents, and to defend any action brought by reason of any of the acts herein mentioned and reimburse Seller for reasonable attorneys' fees and costs incurred by Seller by reason of any such action. The provisions of this paragraph shall survive Closing and delivery of deeds.

          9. SURVEY. Seller has provided an ALTA "as built" survey, or the appropriate documentation for the state in which the Real Property is located, for the Real Property, which meets ALTA/ACSM 1992 requirements, is certified to Purchaser and the Title Company and Purchaser's Lender, and which shall be sufficient for the Title Company to remove the preprinted title exceptions related to survey matters or take other actions as appropriate (the "Surveys").

          10. EVIDENCE OF TITLE.

                  A. CONDITION OF TITLE. Seller shall convey to Purchaser good and marketable, fee simple title to each of the Purchased Assets, free and clear of all liens, claims, pledges and encumbrances arising by, through or under Seller, subject only to the Permitted Exceptions as provided below. It is specifically understood that the Purchased Assets will not, at the time of Closing, be subject to any monetary liens or encumbrances, regardless of whether they arose by, through or under Seller.

                  B. TITLE COMMITMENT. Seller shall provide, at Seller's expense and such expense shall be a Seller Cost, and shall be added to the Purchase Price if allowed under Section 12(D), to Purchaser a commitment (the "Title Commitment") issued through the Title Company committing to issue to Purchaser an ALTA Form 1970 revised 1984 owner's policy of title


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

insurance, insuring good and marketable fee simple title to each of the Purchased Assets, free and clear of all liens, claims, pledges and encumbrances other than the Permitted Exceptions, but not subject to the standard printed exceptions (unless such standard printed exceptions cannot be removed with the Surveys and an affidavit by Seller) and such reasonable endorsements requested by Purchaser, together with legible copies of all exceptions to the title referred to in the Title Commitment (the "Title Documents"). Purchaser shall also be provided with amounts of reinsurance and direct access agreements as Purchaser or Purchaser's Lender may require.

                  C. TITLE POLICY. Purchaser shall pay at Closing the cost of the premium for the Title Policy for the Purchased Assets (the "Title Policy") (and the expense shall be a Purchaser Cost, and shall be added to the Purchase Price if allowed under Section 12(D)), and the Title Company shall deliver such title policy to Purchaser at the Closing, which title policy shall insure title to the Purchased Assets, subject only to the Permitted Exceptions.

                  D. DEFECTS OF TITLE. If prior to Closing Purchaser asserts the existence of any encumbrance, encroachment on or defect in or objection to title to any portion of any Purchased Asset based on Purchaser's examination of the Title Commitments, the Title Documents, and the Surveys or any other information received by Purchaser (any of which is called a "Defect" in Title"), Purchaser shall give Seller written notice of such Defect in Title, and Seller shall have five (5) days after receipt of such notice to elect to either (i) terminate this Agreement by written notice to Purchaser (unless Purchaser waives such Defect in Title), or (ii) remove, or otherwise cure to Purchaser's satisfaction, the Defect in Title, and if necessary the date of Closing shall be extended for such 5-day period to allow Seller to so remove or cure the Defect in Title. Seller shall be obligated to remove any monetary lien or encumbrance with respect to the Purchased Asset. In the event Seller fails, refuses or is unable to remove or cure the Defect in Title, then Purchaser shall have the right to either: (i) waive such Defect in Title and proceed to Closing or (ii) terminate this Agreement by delivering written notice of such to Seller, except that with respect to monetary liens or encumbrances, Purchaser shall have the right to enforce Seller's obligation to remove the same.

                  E. PERMITTED EXCEPTIONS. Any title exceptions not disapproved by Purchaser in writing on or before the Closing, including any Defect in Title waived by Purchaser as provided in Section 10(D) above, shall be deemed to be approved by Purchaser and shall be referred to as "Permitted Exceptions" under this Agreement.

          11. CONDITIONS PRECEDENT TO CLOSING. The obligations of the respective parties to close the purchase of the Purchased Assets will be subject to fulfillment of the following conditions prior to the Closing:

                  A. SELLER'S CONDITIONS. Seller will not be obligated to close the purchase of the Purchased Assets unless Purchaser has complied with all of the terms and conditions of this Agreement to be met by Purchaser prior to Closing, and has delivered all funds, instruments, and documents required to be deposited by Purchaser in connection with the Closing pursuant to the


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

terms of this Agreement and Purchaser's representations and warranties remain accurate. Seller may at any time at or prior to Closing waive any of the preceding requirements.

                  B. PURCHASER'S CONDITIONS. Purchaser will not be obligated to close the purchase of the Purchased Assets unless (i) Seller has complied with all of the terms and conditions of this Agreement to be met by Seller prior to the Closing, and has delivered all instruments and documents required to be deposited by Seller in connection with the Closing pursuant to the terms of this Agreement; (ii) there has been no material, adverse change in the financial condition or results of operation of Seller from and after Purchaser's acceptance of the Due Diligence Documents prior to the Closing; and (iii) all representations and warranties of Seller contained herein shall remain accurate in all material respects. Purchaser may at any time at or prior to Closing waive any one or more of the preceding requirements.

          12. CLOSING.

                  A. DATE, TIME AND PLACE. Closing will take place at the location designated by Purchaser's Lender, or at such other location as agreed to by the parties, at 10:00 a.m. on May 14, 1998, (the "Closing Date"), or earlier upon the mutual agreement of the parties. At Purchaser's Lender's option, the Closing shall be conducted either by delivery of all closing documents into escrow, or in the manner of a New York style closing.

                  The transactions consummated at Closing, when effected, will be deemed to be effective as of the close of business on the date of Closing, except as otherwise specifically provided in this Agreement. All action to be taken at Closing will be considered as taken simultaneously and no paper, document, or instrument will be considered to be delivered until all items to be delivered have been delivered.

                  B. CONVEYANCES.

                     (1) At Closing, Seller will deliver to Purchaser the following:

                              (i) A special or limited warranty deed, sufficient
to permit the issuance of the Title Policy, conveying each of the Purchased Assets free and clear of all liens, claims, pledges and encumbrances arising by, through or under Seller, subject only to the Permitted Exceptions, and not subject to any monetary encumbrances.

                              (ii)  Four  original  counterparts  of the  Master
Lease, executed by Tenant, as tenant, and Purchaser, as landlord, provided that rent under the Master Lease shall be specified on Schedule C to the Master Lease as provided in Section 15 below in this Agreement.

                              (iii)  Tenant  shall have  delivered  to Purchaser
certificates evidencing the insurance coverage and policies to be carried by Tenant, as tenant, under the terms of the Master Lease naming Purchaser as an additional insured.


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

                              (iv) Seller  shall have  delivered  to Purchaser a
certified copy of the resolutions of the Board of Directors of Seller and Tenant, as applicable, authorizing the sale of the Purchased Assets and authorizing the execution, delivery and performance of the Master Lease.

                              (v) Seller  shall have  delivered  to  Purchaser a
"non-foreign" certificate pursuant to Treas. Reg. ss. 1.14452T(b)(2), in form and substance satisfactory to Purchaser, or such other evidence that Seller is not a "foreign person" within the meaning of Internal Revenue Code Section 1445, as Purchaser may reasonably require.

                              (vi)  Seller  shall have caused to be filed at its
cost and expense (which expense will be a Seller Cost, and will be added to the Purchase Price if allowed under Section 12(D)) any negative declaration or similar document which may be required by the statutes of the state in which the Real Property is located with respect to environmental matters.

                              (vii) Any legal  opinions  reasonably  required by
Purchaser's Lender or by Purchaser in connection with the Master Lease, this Agreement or the closing documents.

                              (viii)  Any  other  documents  contemplated  to be
delivered by Seller under the terms of this Agreement or reasonably required to effectuate the terms of this Agreement.

                  C. PRORATIONS. In view of the continuing relationship between Seller, as tenant, and Purchaser, as landlord, under the Master Lease, and the obligations of Seller under the terms and conditions of the Master Lease, there shall be no proration of insurance, taxes, special assessments, utilities or any other similar costs at Closing. The parties acknowledge that Purchaser shall have no obligation with respect to such expenses, and that the same shall be paid by Tenant as tenant under the Master Lease.

                  D. CLOSING COSTS. The costs incurred by Purchaser and Seller in connection with the Closing shall be paid as follows:

                     (1) Purchaser shall pay (i) Purchaser's lender's fee, (ii) Purchaser's lender's reasonable attorneys' fees, (iii) mortgage recording taxes and the cost of obtaining both the fee and mortgage title policy in excess of a fee policy, (iv) Purchaser's local counsel fees, and (v) Purchaser's out-of-pocket costs. Purchaser shall also pay any other expenses incurred in connection with the Closing, unless Seller has agreed to pay the same as outlined below. To the extent that any Purchaser Costs are not allowed to be included in the Purchase Price, Purchaser shall be solely responsible for the payment thereof.

                     (2) Seller shall pay all transfer taxes, title fees and expenses, capital gains taxes (if any), its own attorney's fees, environmental certification, engineering costs, appraisal fees and all other costs and fees customarily paid in a net lease transaction.


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

                  E. POSSESSION. Possession of the Purchased Assets shall be retained by Seller from and after the Closing Date pursuant to the terms and conditions of the Master Lease.

          13. PURCHASER'S CLOSING OBLIGATIONS. At Closing, Purchaser will deliver to Seller the following:

                  A. The amount of the Purchase Price provided in Section 5 above for the Purchased Assets via federal wire transfer (as adjusted for closing costs under Section 12 above).

                  B. Four (4) original counterparts of the Master Lease signed by Purchaser as Lessor.

                  C. The amount of its share of any closing costs via federal wire transfer, or by proration on the settlement statement.

                  D. A resolution of Purchaser authorizing the transactions contemplated under this Agreement, the Master Lease and the Consent.

                  E. Any legal opinions reasonably required by Purchaser's Lender or by Seller in connection with the Master Lease, this Agreement, the closing documents or the loan obtained from Purchaser's Lender.

                  F. Any other documents required by this Agreement to be delivered by Purchaser at Closing or reasonably required to effectuate the terms of this Agreement.

          14. CASUALTY/CONDEMNATION. From the date hereof until Closing, Seller shall continue to maintain the Purchased Assets in as good condition and repair as existing on the date of this Agreement, and promptly notify Purchaser of the occurrence of any event known to it which materially affects the value or utility of the Purchased Assets. Notwithstanding anything herein to the contrary, from and after the Acceptance Date to the Closing, Seller is considered the owner of the Purchased Assets for all purposes and shall be entitle to receive all insurance proceeds and/or condemnation awards that may become payable with respect thereto. Any and all risks associated with ownership of the Purchased Assets shall be borne by Seller from the Acceptance Date until Closing. If the Purchased Assets are substantially damaged or condemned as to material part prior to the Closing Date and is not substantially repaired or restored on or before the Closing Date, Purchaser may, at it election, (i) proceed to Closing on the Purchased Assets so damaged, or (ii) terminate and cancel this Agreement. If Purchaser does not exercise the election, the occurrence shall be dealt with under the terms of the Master Lease, as if it had occurred after the commencement date of the Master Lease and the proceeds will be applied as set forth in the Master Lease.

         15. MASTER LEASE. Upon closing, Purchaser agrees to lease back the Purchased Assets to Tenant and Seller agrees to cause Tenant to lease from Purchaser under a Master Lease covering all of the Purchased Assets on the terms contained in EXHIBIT B attached hereto.

          16. BROKERAGE. The parties acknowledge that no real estate broker or other party, other than CB Commercial (the "Broker") and U.S. Realty Advisors, Inc. ("Purchaser's Agent"), is entitled to any commission as a result of the transactions contemplated in this Agreement. Seller shall be responsible for the payment at Closing of a commission to the Broker and Purchaser shall be responsible for the payment of any fees or commission to Purchaser's Agent. In the event that any other claim for a broker's fee or real estate commission is asserted, the party against whom the claim is asserted shall indemnify and hold harmless the other party from any and all claims, losses, damages, or expenses of any nature whatsoever arising out of said claim, including, but not limited to, reasonably attorneys' fees and costs.

          17. DEFAULT.

                  A. PURCHASER'S DEFAULT. If Purchaser, in default of its obligations under this Agreement, fails to perform any of the obligations contemplated by this Agreement, Seller will have the right to: (i) obtain specific performance by Purchaser of Purchaser's obligations under this Agreement; or (ii) terminate this Agreement, and both parties shall be released from all further obligations under this Agreement. Seller shall not terminate this Agreement pursuant to this Section unless Seller shall have given Purchaser written notice of default, and Purchaser shall have failed to cure such default within ten (10) days after receipt of such notice (other than a failure to close in accordance with the terms of this Agreement, for which Purchaser shall only be allowed a two (2) business day cure period).

                  B. SELLER'S DEFAULT. If Seller, in default of its obligations hereunder, fails to perform any of the obligations contemplated by this Agreement, Purchaser will have the right to: (i) obtain specific performance by Seller of Seller's obligations under this Agreement; or (ii) terminate this Agreement, and both parties shall be released from all further obligations under this Agreement. Purchaser shall not terminate this Agreement pursuant to this Section unless Purchaser shall have given Seller written notice of default, and Seller shall have failed to cure such default within ten (10) days after receipt of such notice (other than a failure to close in accordance with the terms of this Agreement, for which Seller shall only be allowed a two (2) business day cure period).

                  C. ATTORNEY'S FEES. In the event of litigation arising out of any alleged default or breach of this Agreement, the prevailing party shall be entitled to recover all costs and expenses incurred in the prosecution or defense of such litigation, including reasonable attorneys' fees and costs (and legal assistant fees). For purposes of this Section, "prevailing party" shall include, but not be limited to, a party who withdraws or moves to dismiss a claim in consideration for payment due, performance owed, or other consideration in substantial satisfaction of the claim withdrawn or dismissed.

          18. MISCELLANEOUS.

                  A. NOTICES. All notices hereunder to the respective parties will be in writing and will be served by personal delivery or by prepaid, overnight mail via a reputable courier service, or by telecopy, or by prepaid, registered or certified mail, addressed to the respective parties at their addresses set forth below. Any such notice to Seller or Purchaser will be deemed to be given and effective: (i) if personally delivered or sent by telecopy, then on the date of such delivery, (ii) if sent via overnight courier, then twenty-four (24) hours after the date such notice is sent, or (iii) if sent by registered or certified mail, then three (3) days following the date on which such notice is deposited in the United States mail addressed as aforesaid. Copies of all notices will be sent to the following:

         If to Purchaser:           c/o U.S. Realty Advisors, Inc.
                                    1370 Avenue of the Americas
                                    New York, New York 10019
                                    Attention:  David M. Ledy

         with a copy to:                  Proskauer Rose LLP
                                    1585 Broadway
                                    New York, New York  10036
                                    Attention:  Kenneth S. Hilton, Esq.

         If to Seller:              Dictaphone Corporation
                                    3191 Broadridge Avenue
                                    Stratford, Connecticut  06497
                                    Attn:  Mr. Joseph K. Skrzypczak

         with a copy to:                  Kelley, Drye & Warren LLP
                                    281 Tresser Blvd.
                                    Two Stamford Plaza
                                    Stamford, CT  06901
                                    Attention:  Steven M. Torkelsen, Esq.

All such addresses may be changed by notice given in accordance with this Section.

                  B. PARTIES IN INTEREST. All of the terms and provisions of this Agreement will be binding upon and inure to the benefit of and be enforceable by the successors, representatives, and permitted assigns of Seller and Purchaser.

                  C. ENTIRE AGREEMENT. There are and were no verbal or written representations, warranties, understandings, stipulations, agreements, or promises pertaining to the subject matter of this Agreement made by either party or any agent, employee, or other representative of either party or by any broker or any other person representing or purporting to represent either party, not incorporated in writing in this Agreement, and neither this Agreement nor any of the terms, provisions, conditions, representations, or covenants contained in this Agreement can be modified, changed or terminated, amended, superseded, waived, or extended except by an appropriately written instrument duly executed by the parties.

                  D. SURVIVAL. The representations and warranties on the part of Seller or Purchaser contained in this Agreement shall survive the Closing and delivery of the deed and shall not be merged thereby.

                  E. ORIGINALS. This Agreement may be executed in two or more counterparts, each of which will be an original.

                  F. TIME. Time is of the essence under this Agreement. In the event the last day permitted for the performance of any act required or permitted under this Agreement falls on a Saturday, Sunday, or holiday, the time for such performance will be extended to the next succeeding business day. Time periods under this Agreement will exclude the first day and include the last day of such time period.

                  G. SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of the text of this Agreement.

                  H. GOVERNING LAW. This Agreement will be construed and enforced in accordance with the laws of the State of New York.

                  I. ASSIGNMENT OF AGREEMENT. Seller acknowledges that the actual purchaser under this Agreement may be a trust in which Purchaser (or its permitted assignee) owns the beneficial interest. Except as provided in Section 12.1, Purchaser may not assign all or any interest in this Agreement, nor any of the benefits or obligations of this Agreement, without the prior written consent of Seller, and such consent shall not be unreasonably withheld if the assignment is to any entity that owns or is owned in whole or in part by Purchaser or any entity affiliated with Purchaser or to a partnership of which Purchaser is a general partner. Seller shall be entitled to assign all or any interest in this Agreement without the prior written consent of Purchaser. Any assignment in violation hereof will be void.

                  J. RECORDING. This Agreement may not be recorded in whole or in part, and any recordation in violation hereof shall be deemed to be a default under this Agreement by the recording party.

                  K. BINDING EFFECT. This Agreement will not be binding or effective until property executed and delivered by the Seller and Purchaser.

                  L. GENDER. As used in this Agreement, the masculine will include the feminine and neuter, the singular will include the plural, and the plural will include the singular, as the context may require.

                  M. NO JOINT VENTURE, PARTNERSHIP, AGENCY, ETC. This Agreement shall not be construed as in any way establishing a partnership, joint venture, express or implied agency, or employer-employee relationship between Purchaser and Seller.

                  N. NO THIRD PARTY BENEFICIARIES. This Agreement is for the sole benefit of Purchaser and Seller and their respective successors and permitted assigns, and no other person or entity shall be entitled to rely upon or receive any benefit from this Agreement.

                  O. NO WAIVER. No consent or waiver, express or implied, by Purchaser to or of any breach of any representation, covenant or warranty of Seller shall be construed as a consent or waiver to or of any other breach of the same or any other representation, covenant or warranty.

                  P. PUBLICITY. Seller and Purchaser agree that before or following Closing under this Agreement, neither party will issue or authorize the issuance of any press release, publicity, or information to any third party whatsoever (except Purchaser's Lender or other lenders and agents and Seller's lender(s) or to governmental authorities as necessary in any approval process) pertaining to the transaction contemplated hereunder without the prior written approval of the other party. The results of any inspections conducted by Purchaser prior to Closing and any other information delivered to Purchaser by Seller related to this transaction shall be treated as strictly confidential, except that Purchaser may transmit such information to Purchaser's Lender and to Purchaser's agents, attorneys and other consultants.

                  Q. CONCERNING WILMINGTON TRUST COMPANY. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of Landlord, in the exercise of the powers and authority conferred and vested in them under the Trust Agreement of Landlord dated as of May 4, 1998 (b) each of the representations, undertakings and agreements herein made on the part of Purchaser is made and intended not as personal representations, undertakings and agreements of Wilmington Trust Company but is made and intended for the purpose of binding only Purchaser, and (c) under no circumstance shall Wilmington Trust Company be personally liable for the payment of any indebtedness or other obligations of Purchaser or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Purchaser under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date specified below.


                                     SELLER:

                                     DICTAPHONE CORPORATION,
                                     a Delaware corporation

                                     By:  /s/ Joseph D. Skrzypczak
                                          -----------------------------
                                          Name:  Joseph D. Skrzypczak
                                          Title:  Senior Vice President
                                                     and Chief Financial Officer



                                   PURCHASER:

                                   STRATFORD CT BUSINESS TRUST,
                                   a Delaware business trust

                                   By: WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as trustee under Trust Agreement dated as of May 4, 1998


                                        By:  /s/ Donald G. Mackelcan
                                             ----------------------------
                                             Name:  DONALD G. MACKELCAN
                                             Title:  ASSISTANT VICE PRESIDENT

                                    EXHIBIT A


Policy No:              S985180


         ALL THAT CERTAIN tract or parcel of land situate, lying and being in the Town of Stratford, County of Fairfield, and State of Connecticut, more particularly described as follows:

         Beginning a point on the southwesterly line of Broadbridge Avenue, which point is located at the northeast corner of land formerly of Remington Arms Company, Inc. and 324.66 feet northwesterly from the intersection of said street line of Broadbridge Avenue with the westerly street line of Broadmere Road; thence proceeding the following courses and distances:

           S 19"(degree)" 52' 50" W 63.84 feet
           S 19"(degree)" 31' 50" W 341.15 feet
           S 19"(degree)" 11' 20" W 447.03 feet
           S 19"(degree)" 25' 30" W 486.81 feet
           S 82"(degree)" 41' 50" E 10.00 feet
           S 82"(degree)" 51' 10" E 163.56 feet
           S 05"(degree)" 47' 35" W 82.76 feet
           S 00"(degree)" 38' 40" E 105.87 feet
           S 00"(degree)" 34' 50" E 18.77 feet
           S 00"(degree)" 22' 30" W 64.06 feet
           S 08"(degree)" 03' 40" E 81.43 feet
           S 13"(degree)" 20' 30" E 43.29 feet
           S 10"(degree)" 40' 20" E 161.02 feet
           S 05"(degree)" 28' 10" E 288.27 feet
           S 04"(degree)" 51' 10" E 174.61 feet
           S 00"(degree)" 53' 20" E 36.06 feet
           S 82"(degree)" 57' 20" W 61.98 feet
           S 77"(degree)" 59' 40" W 420.15 feet
           N 07"(degree)" 52' 45" E 643.57 feet
           N 17"(degree)" 03' 40" E 65.41 feet
           N 07"(degree)" 55' 30" E 43.33 feet
           N 16"(degree)" 13' 20" W 31.34 feet
           N 13"(degree)" 48' 40" E 142.76 feet
           N 74"(degree)" 57' 55" W 28.32 feet
           N 13"(degree)" 56' 36" E 133.34 feet
           N 18"(degree)" 12' 28" E 133.89 feet
           N 18"(degree)" 41' 22" E 486.79 feet
           N 19"(degree)" 02' 29" E 447.09 feet and
           N 19"(degree)" 29' 44" E 422.49 feet to the southwesterly street line of Broadbridge Avenue; thence along said street line S 45"(degree)" 55' 00" E, 41.83 feet, to the point or place of beginning, which is also the northwesterly corner of land now or formerly of L. J. & C. Cristini.
                                                                  Continued....

                                                            EXHIBIT A (cont'd.)
Policy No.: S985180

Containing within said bounds 9.6789 acres, be the same more or less, said premises being all that certain tract or parcel of land shown on the drawing entitled "Plan of Survey of Property in Stratford, Connecticut" prepared by Fuller & Co., Inc., dated November 30, 1984 and filed in the office of the Clerk of the Town of Stratford as Maps #2574 & 2575.

TOGETHER WITH the rights and privileges conveyed to Dictaphone Corporation in a deed from Remington Arms Company, Inc. dated June 26, 1986 and recorded June 27, 1986 in Book 636 at Page 964 of the Stratford Land Records.

                                    EXHIBIT B


                             MASTER LEASE AGREEMENT


                  [See execution copy filed as Exhibit 10.21].